UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 22, 2007

DEVCON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-07152	59-0671992
(Commission File Number)	(IRS Employer Identification No.)

595 SOUTH FEDERAL HIGHWAY, SUITE 500

BOCA RATON, FLORIDA 33432

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (561) 208-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 22, 2007, Stephen J. Ruzika, the Chief Executive Officer of Devcon International Corp. (the “Company”), resigned from his position as Chief Executive Officer of the Company. On January 26, 2007, the Company entered into an Advisory Services Agreement (the “Advisory Services Agreement”) with Mr. Ruzika, which became effective on January 22, 2007, and outlines the terms of his separation from the Company as well as a consulting arrangement pursuant to which Mr. Ruzika would remain involved with the Company in an advisory capacity. Pursuant to the terms of the Advisory Services Agreement, effective as of January 22, 2007, the Amended and Restated Employment Agreement, dated as of June 7, 2004, by and between Mr. Ruzika and the Company (the “Employment Agreement”), terminated and Mr. Ruzika resigned all of his positions as an officer of the Company and as an officer and director, as applicable, of each of the Company’s affiliates. Mr. Ruzika will be paid salary earned and reasonable expenses reimbursable under the Employment Agreement incurred through January 22, 2007, which amounts the Company estimates equal $19,515 and an amount equal to $10,416.67 per month for a term of one year under the Advisory Services Agreement. In addition, to the extent permitted under the Company’s welfare benefit plans, Mr. Ruzika will remain a participant until the Advisory Services Agreement terminates. At the end of such term, the Advisory Services Agreement shall be automatically renewed on a month to month basis unless terminated by either the Company or Mr. Ruzika upon sixty (60) days notice. The Separation Agreement includes a release by each of the Company and Mr. Ruzika of claims that either party may have against the other in respect of Mr. Ruzika’s employment or the termination of such employment, as well as covenants relating to non-competition or non-solicitation of employees by Mr. Ruzika, protection of the Company’s proprietary and confidential information, non-disparagement by each of Mr. Ruzika and the Company and other matters.

The Company anticipates it will be conducting a search for a new Chief Executive Officer and expects to take a charge of $23,287.67 in connection with the Advisory Services Agreement in the first quarter of 2007. The above description of the Advisory Services Agreement is qualified in its entirety by the terms of the Advisory Services Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 1.02 Termination of a Material Definitive Agreement

On January 22, 2007, Stephen J. Ruzika, the Chief Executive Officer of the Company resigned from his position as Chief Executive Officer of the Company. On January 26, 2007, the Company entered into an Advisory Services Agreement with Mr. Ruzika, which became effective on January 22, 2007, and outlines the terms of his separation from the Company as well as a consulting arrangement pursuant to which Mr. Ruzika would remain involved with the Company in an advisory capacity. Pursuant to the terms of the Advisory Services Agreement, effective as of January 22, 2007, Mr. Ruzika’s Employment Agreement terminated and Mr. Ruzika resigned all of his positions as an officer of the Company and as an officer and director, as applicable, of each of the Company’s affiliates. Mr. Ruzika will be paid salary earned and reasonable expenses reimbursable under the Employment Agreement incurred through January 22, 2007, which amounts the Company estimates equal $19,515 and an amount equal to $10,416.67 per month for a term of one year under the Advisory Services Agreement. In addition, to the extent permitted under the Company’s welfare benefit plans, Mr. Ruzika will remain a participant until the Advisory Services Agreement terminates. At the end of such term, the Advisory Services Agreement shall be automatically renewed on a month to month basis unless terminated by either the Company or Mr. Ruzika upon sixty (60) days notice. The Separation Agreement includes a release by each of the Company and Mr. Ruzika of claims that either party may have against the other in respect of Mr. Ruzika’s employment or the termination of such employment, as well as covenants relating to non-competition or non-solicitation of employees by Mr. Ruzika, protection of the Company’s proprietary and confidential information, non-disparagement by each of Mr. Ruzika and the Company and other matters.

The Company anticipates it will be conducting a search for a new Chief Executive Officer and expects to take a charge of $23,287.67 in connection with the Advisory Services Agreement in the first quarter of 2007. The above description of the Advisory Services Agreement is qualified in its entirety by the terms of the Advisory Services Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Items 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 22, 2007, Stephen J. Ruzika resigned from his position as Chief Executive Officer of the Company.

On January 22, 2007, the Board of Directors of the Company appointed Richard C. Rochon, the Company’s Chairman of the Board, to the position of Acting Chief Executive Officer of the Company. As Acting Chief Executive Officer, Mr. Rochon is anticipated to conduct the business of the Company in a manner commensurate with the position of Chief Executive Officer in accordance with the Company’s Bylaws.

Richard C. Rochon, 49, has been the Company’s Chairman since January 24, 2006 and a director of the Company’s since 2004. Mr. Rochon is currently Chairman and Chief Executive Officer of Royal Palm Capital Partners, a private investment and management firm. Previously, Mr. Rochon served for 14 years as President of Huizenga Holdings, Inc. a management and holding company owned by H. Wayne Huizenga. Mr. Rochon was a seventeen-year veteran of the Huizenga organization, joining in 1985 as Treasurer and promoted to President in 1988. Huizenga Holdings’ investments included several publicly-held companies that became market leaders in their respective industries, including Blockbuster Entertainment Corporation, Republic Waste Industries, Inc., AutoNation, Inc., and Boca Resorts, Inc. Mr. Rochon has also served as sole director for many of Huizenga Holdings’ portfolio companies and has served as Vice Chairman of Huizenga Holdings. Mr. Rochon also serves as Chairman of publicly-held Sunair Services Corporation and Coconut Palm Acquisition Corp. and director of Century Business Services, Inc. and Bancshares of Florida, Inc. From 1979 until 1985 Mr. Rochon was employed as a certified public accountant by the public accounting firm of Coopers & Lybrand. L.L.P. Mr. Rochon received his B.S. in Accounting from Binghamton University (formerly State University of New York at Binghamton) in 1979 and his Certified Public Accounting designation in 1981.

Item 7 .01 Regulation FD Disclosure

The Company is attaching a copy of a press release, dated January 26, 2007, announcing Mr. Ruzika’s resignation and Mr. Rochon’s appointment as the Company’s Acting Chief Executive Officer as Exhibit 99.1 and such press release is incorporated herein by this reference.

Item 9.01 Exhibits

10.1	Advisory Services Agreement, dated as of January 26, 2007.

99.1	Press Release dated January 26, 2007

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Items 2.02 and 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Dated: January 26, 2007	By:	/s/ Richard Rochon
	Name:	Richard Rochon
	Title:	Acting Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Advisory Services Agreement, dated as of January 26, 2007

99.1	Press release dated January 26, 2007